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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 ____________

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           MORGAN STANLEY GROUP INC.
            (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                           13-2838811
(State of Incorporation or Organization)                    (IRS Employer
                                                         Identification No.)

             1585 BROADWAY
          NEW YORK, NEW YORK                                    10036
 (Address of Principal Executive Offices)                    (Zip Code)

          If this Form relates to      If this Form relates to the
          the registration of a        registration of a class of debt
          class of debt securities     securities and is to become
          and is effective upon        effective simultaneously with
          filing pursuant to           the effectiveness of a
          General Instruction          concurrent registration
          A(c)(l) please check the     statement under the Securities
          following box.  [ ]          Act of 1933 pursuant to General
                                       Instruction A(c)(2) please check
                                       the following box.  [ ]


       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None
                               (Title of class)


       Securities to be registered pursuant to Section 12(g) of the Act:


    Title of each class                   Name of each exchange on which
    to be so registered                   each class is to be registered
    -------------------                   ------------------------------

    Nasdaq 100 Index Call                 Nasdaq National Market
    Warrants Expiring
    October __, 1997
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Item 1.   Description of the Registrant's Securities to be Registered.
          -----------------------------------------------------------

            The title of the class of securities to be registered hereunder is: "Nasdaq 100 Index Call Warrants Expiring October __, 1997" (individually, a "Warrant", and in the aggregate, the "Warrants"). A description of the Warrants is set forth under the caption "Description of the Warrants" in the prospectus included within the Registration Statement of the Company on Form S-3 (registration no. 33-51413) (the "Registration Statement"), as supplemented by the information under the caption "Description of the Warrants" in the registrant's preliminary prospectus supplement filed on October 11, 1995 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference. The description of the Warrants contained in the final prospectus supplement to be filed pursuant to Rule 424(b)(2) under the Act, which will contain the final terms and provisions of the Warrants, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

          The following documents are filed as exhibits hereto:

          4.1 Form of Warrant Agreement among the Company, Chemical Bank, as Warrant Agent, and Morgan Stanley & Co.
                Incorporated, as Determination Agent, dated as of October __, 1995.


                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       MORGAN STANLEY GROUP INC.
                                       (Registrant)


Date:  October 13, 1995
                                         /s/  Patricia A. Kurtz
                                 By:   --------------------------
                                       Name:  Patricia A. Kurtz
                                       Title: Assistant Secretary


                           INDEX TO EXHIBITS


Exhibit No.                                                Page No.
-----------                                               ----------

4.1            Form of Warrant Agreement among Morgan
               Stanley Group Inc., Chemical Bank, as
               Warrant Agent, and Morgan Stanley & Co.
               Incorporated, as Determination Agent,
               dated as of October __, 1995.